Exhibit 99.3

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2020

Contents	Page

Unaudited Pro Forma Condensed Combined Balance Sheet	3

Unaudited Pro Forma Condensed Combined Statement of Operations	4

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	6 to 11

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(Stated in US Dollars)

	PLAG	JSSH	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$5,593,680	$114,162	$-	$5,707,842
Accounts receivable	968,163	-	-	968,163
Inventory	2,478,446	584,119	-	3,062,565
Advances and prepayments to suppliers	2,692,302	1,104,705	-	3,797,007
Other receivables and other current assets	1,025,904	44,628	-	1,070,532
Due from related parties	-	6,881	-	6,881
Prepaid expenses	683	-	-	683
Prepaid taxes	21	484,581	-	484,602
Total current assets	$12,759,199	$2,339,076	$-	$15,098,275

Non-current assets
Property, plant and equipment, net	4,539,516	3,852,391	-	8,391,907
Construction in progress, net	-	15,515	-	15,515
Intangible assets, net	1,492,216	-	-	1,492,216
Deposits	14,684	-	-	14,684
Deferred Tax Asset	-	281,243	-	281,243
Right- of-use assets	-	1,044,933	-	1,044,933
Goodwill	4,958,870	-	272,147	5,245,701
Total Non-Current Assets	11,005,286	5,194,082	272,147	16,471,515

Total Assets	$23,764,485	$7,533,158	$272,147	$31,569,790

Liabilities and Stockholders’ Equity
Current liabilities
Short term bank loans	$35,259	$440,522	$-	$475,781
Accounts payable	1,245,921	715,019	-	1,960,940
Taxes payable	99,721	217	-	99,938
Accrued liabilities and other payables	1,471,649	67,595	-	1,539,244
Due to related parties	280,243	-	-	280,243
Lease Payable-current	-	406,376	-	406,376
Customer deposits	69,800	627,128	-	696,928
Total current liabilities	3,202,593	2,256,857	-	5,459,450

Lease Payable- non-current	-	818,446	-	818,446

Total Liabilities	$3,202,593	$3,075,303	$-	$6,277,896

Stockholders’ Equity
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2020	$-	$-	$-	$-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 13,227,765 shares issued as of September 30, 2020	11,028	-	2,200	13,228
Registered capital	-	4,710,254	(4,710,254)	-
Additional paid in capital	93,900,271	-	4,311,523	98,211,794
Accumulated deficit	(82,183,657)	135,363	-	(82,048,294)
Accumulated other comprehensive income	8,834,250	(387,762)	-	8,446,488
Non-controlling interests	-	-	668,678	668,678
Total Stockholders’ Equity	20,561,892	4,457,855	272,147	25,291,894
Total Liabilities & Stockholders’ Equity	$23,764,485	$7,533,158	$272,147	$31,569,790

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2020

(Stated in US Dollars)

	PLAG	JSSH	Adjustments	Combined

Net revenues	$2,471,652	$924,833	$-	$3,396,485
Cost of revenues	1,622,061	610,069	-	2,232,130
Gross profit (loss)	849,591	314,764	-	1,164,355

Operating expenses:
Research and development	-	24,596	-	24,596
Selling and marketing expenses	83,664	102,639	-	186,303
General and administrative expenses	1,252,719	1,051,967	-	2,304,686
Total operating expenses	1,336,383	1,179,202	-	2,515,585

Operating loss	(486,792)	(864,438)	-	(1,351,230)

Other income (expenses):
Interest income	6,870	244	-	7,114
Interest expense	14	(6,791)	-	(6,777)
Other income	81,162	11,915	-	93,077
Other expenses	(183,529)	-	-	(183,529)
Total other income and (expenses)	(95,483)	5,368	-	(90,115)

Loss before taxes from continuing operations	(582,275)	(859,070)	-	(1,441,345)

Provision for income tax	-	-	-	-

Loss from continuing operations	$(582,275)	$(859,070)	$-	$(1,441,345)

Loss per share from continuing operations
- Basic and diluted	-	-	-	(0.13)

Basic and diluted weighted average shares outstanding	-	-	-	11,311,874

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the years ended December 31, 2019

(Stated in US Dollars)

	PLAG	JSSH	Adjustments	Combined

Net revenues	$4,113,077	$4,024,949	$-	$8,138,026
Cost of revenues	2,979,728	2,434,806	-	5,414,534
Gross profit (loss)	1,133,349	1,590,143	-	2,723,492

Operating expenses:
Research and development		67,997	-	67,997
Selling and marketing expenses	40,293	609,771	-	650,064
General and administrative expenses	1,918,455	1,311,863	-	3,230,318
Total operating expenses	1,958,748	1,989,631	-	3,948,379

Operating loss	(825,399)	(399,488)	-	(1,224,887)

Other income (expenses):
Interest income	186	1,519	-	1,705
Interest expense	(9,742)	-	-	(9,742)
Other income	29,145	13,819	-	42,964
Other expenses	(5,808)	(499)	-	(6,307)
Write off receivables from disposal of former subsidiaries	(5,025,034)			(5,025,034)
Total other income and (expenses)	(5,011,253)	14,839	-	(4,996,414)

Loss before taxes from continuing operations	(5,836,652)	(384,649)	-	(6,221,301)

Provision for income tax	-	(92,482)	-	(92,482)

Loss from continuing operations	$(5,836,652)	$(292,167)	$-	$(6,128,819)

Loss per share from continuing operations
- Basic and diluted	-	-	-	(0.89)
Basic and diluted weighted average shares outstanding	-	-	-	6,897,710

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Planet Green Holdings Corp., a Nevada corporation (the “Company” or “PLAG”), conducts its primary business activities through its subsidiaries located in the People’s Republic of China, including its new acquired operating subsidiary, Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“JSSH”). JSSH was a company incorporated in the People’s Republic of China (“PRC”) on April 17, 2018. JSSH researches, develops and manufactures ethanol fuel and fuel additive products and sells such products in China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma condensed combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and JSSH has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The JSSH acquisition is accounted for under the acquisition method of accounting. Actual results combined results may have differed from those presented herein.

The adjustments described in the following footnotes, and are intended to reflect the impact of the JSSH acquisition on PLAG on a pro forma basis. These includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by PLAG management as of the acquisition date of January 4, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the twelve months ended December 31, 2019 give effect to the JSSH acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the JSSH acquisition as if it had occurred on September 30, 2020. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

These unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma condensed combined financial statements

These pro forma condensed combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	British Virgin Islands	100	$10,000
Lucky Sky Holdings Corporations (HK) Limited	Hong Kong	100	1,277
Jiayi Technologies (Xianning) Co., Ltd.	PRC	100	14,242,782
Fast Approach Inc.	Canada	100	79
Shanghai Shuning Advertising Co., Ltd. (subsidiary of FAST)	PRC	100	-
Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd.	PRC	VIE	4,710,254
Xianning Bozhuang Tea Products Co., Ltd.	PRC	VIE	6,277,922

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation (“Planet Green BVI”) in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company incorporated in Hong Kong on February 21, 2012 and Shanghai Xunyang Internet Tech Co., Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC on August 29, 2012 (“Shanghai Xunyang”). The formation and acquisition of these companies was to implement the Company’s restructuring plans.

On August 12, 2019, through Lucky Sky Holdings Corporations (HK) Limited, the Company established Lucky Sky Petrochemical Technology (Xianning) Co., Ltd., a wholly foreign-owned enterprise incorporated in Xianning City, Hubei Province, China.

 On December 20, 2019, the Company sold 100% of equity interest in Shanghai Xunyang.

On May 29, 2020, the Company incorporated Lucky Sky Planet Green Holdings Co., Limited, a limited company incorporated in the Hong Kong.

On June 5, 2020, the Company acquired all of the outstanding equity interests of Fast Approach Inc., a corporation incorporated under the laws of Canada and in the business of operation of a demand side platform targeting the Chinese education market in North America.

On December 9, 2020, Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. changed its name to Jiayi Technologies (Xianning) Co., Ltd.

On June 16, 2020, Lucky Sky HK transferred its 100% equity interest in Lucky Sky Petrochemical to Lucky Sky Planet Green HK.

Consolidation of Variable Interest Entity

Variable Interest Entities (“VIEs”) are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On September 27, 2018, through Shanghai Xunyang, the Company entered into exclusive arrangements with Beijing Lorain Luotian Lorain, Shandong Greenpia, Taishan Muren, and Shenzhen Lorain and their shareholders that give the Company the ability to substantially influence their daily operations and financial affairs and appoint their senior executives. The Company is considered the primary beneficiary of these companies and it consolidates their accounts as VIEs.

On May 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”), a company incorporated in China engaging in the sale of tea products, and its shareholders (“Bozhuang Shareholders”). Pursuant to the Purchase Agreement, the Company issued an aggregate of 1,080,000 shares of its common stock to the Bozhuang Shareholders, in exchange for Bozhuang Shareholders’ agreement to enter into, and their agreement to cause Xianning Bozhuang to enter into, certain VIE Agreements with Shanghai Xunyang, through which Shanghai Xunyang shall have the right to control, manage and operate Xianning Bozhuang in return for a service fee approximately equal to 100% of Xianning Bozhuang’s net income (“Bozhuang Acquisition”). On May 14, 2019, Shanghai Xunyang entered into a series of VIE Agreements with Xianning Bozhuang and Bozhuang Shareholders. The VIE Agreements are designed to provide Shanghai Xunyang with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Xianning Bozhuang, including absolute rights to control the management, operations, assets, property and revenue of Xianning Bozhuang. The Bozhuang Acquisition closed on May 14, 2019. Starting on May 14, 2019, the Company’s business activities added the production line of green tea and black tea and sales of tea products, of which business activities are carried out in Xianning City, Huibei Province, China. The Company consolidated Xianning Bozhuang’s accounts as its VIE.

On December 20, 2019, through Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. (“WFOE”), the Company entered into exclusive VIE agreements with Taishan Muren, Xianning Bozhuang and Shenzhen Lorain and their shareholders that give the Company the ability to substantially influence those companies’ daily operations and financial affairs and appoint their senior executives. On September 8, 2020, the Company’s Board of Directors resolved to discontinue the operation of Shenzhen Lorain and Taishan Muren due to the continued loss of such two subsidiaries. On September 15, 2020, Lucky Sky Petrochemical terminated the VIE agreements with Shenzhen Lorain and Taishan Muren. The Company has been considered the primary beneficiary of these operating companies and it consolidates their accounts as VIEs.

On January 4, 2021, the Company and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 85% of the outstanding equity interests of the Target (the “Acquisition”). The target is engaged in researching, developing, manufacturing and selling products of ethanol fuel and fuel additives in China. On January 4, 2021, the Company closed the Acquisition.

Pursuant to the Share Exchange Agreement, in exchange for the acquisition of 85% of the outstanding equity interests of Target, the Company issued an aggregate of 2,200,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Sellers. At the closing of the Acquisition, the Company entered into a lock-up agreement with the Sellers with respect to the Exchange Shares, pursuant to which the Sellers agreed, subject to certain exceptions, not to transfer the Exchange Shares, or publicly disclose the intention to do so, from the closing of the Acquisition until the first anniversary of the closing (the “Lock-Up Agreement”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters.”

The reporting currency for the Company and its subsidiaries is the U.S. dollar. Fast Approach Inc. uses Canadian (CDN$) as its functional currency and its subsidiary, Shanghai Shuning Advertising Co., Ltd., Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. and Xianning Bozhuang Tea Products Co., Ltd. uses the Chinese Renminbi (RMB) as its functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period,

●	Nonmonetary assets and liabilities at historical rates, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

●	Equities at the historical rate, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	9/30/2020	12/31/2019
Period-end CDN$: US$ exchange rate	1.3389	1.2988
Period/year end RMB: US$ exchange rate	6.8101	6.9762
Period average CDN$: US$ exchange rate	1.3571	1.3269
Period/annual average RMB: US$ exchange rate	6.9926	6.8967

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to JSSH’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the amortization expense related to the estimated identifiable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between PLAG and JSSH at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the JSSH acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. In addition, JSSH may incur significant expenses for business development and expansion upon consummation of the JSSH acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

Entry No.	Description	Dr.	Cr.
1	Registered capital	4,710,254
	Additional paid in capital		4,311,523
	Goodwill	272,147
	Common stock		2,200
	Non-controlling interest		668,678
	Issuance of shares under share exchange agreement for JSSH acquisition